Exhibit 99.1

FOR IMMEDIATE RELEASE

Michelle D. Esterman
Chief Financial Officer
T: +352 2469 7950
E: michelle.esterman@altisource.lu

Altisource™ Announces Completion of Spin-Off
of Altisource Residential Corporation
and Altisource Asset Management Corporation

Luxembourg, 24 December 2012

Altisource Portfolio Solutions S.A. (“Altisource”) (Nasdaq: ASPS) today announced the successful consummation of its previously announced spin-offs of Altisource Residential Corporation (“Residential”) and Altisource Asset Management Corporation (“AAMC”).  The spin-offs and the distribution to Altisource’s shareholders of Residential Class B common stock (the “Residential Shares”) and AAMC common stock (the “AAMC Shares”) complete the separation of Residential and AAMC from Altisource and their transition to independent public companies.

The spin-offs were completed at the close of business on Friday, December 21, 2012, and the Residential Shares and AAMC Shares were electronically distributed today to Altisource shareholders as of the record date, December 17, 2012, in the ratio of 1 Residential Share for every 3 Altisource shares and 1 AAMC Share for every 10 Altisource shares.

The Residential Shares will trade on the NYSE under the symbol “RESI” commencing today. The AAMC Shares will continue to trade on the OTCQX under the symbol “AAMCV” and are anticipated to begin trading under the symbol “AAMC” commencing December 26, 2012. Altisource common stock continues to trade on the NASDAQ Global Select Market under the ticker symbol “ASPS.”

Ashish Pandey, Chief Executive Officer of AAMC, said, “We are pleased to complete the spin-offs from Altisource and look forward to establishing Altisource Residential as a leading acquirer of single-family assets. We believe the extensive industry experience of AAMC’s management team in valuing real estate and non-performing loan portfolios along with Residential’s long term service agreements with Ocwen Mortgage Servicing, Inc., a leading mortgage loan servicer, and Altisource Solutions S.Á R.L., a leading provider of real estate and mortgage portfolio management, asset recovery and customer relationship management services, will support Residential’s ability to successfully acquire and manage single family real-estate portfolios.”

William B. Shepro, Chief Executive Officer of Altisource stated “We wish all the best to Residential and AAMC as independent companies.  While Residential and AAMC are now separate public companies, our relationship does not end here.  We look forward to providing Residential and AAMC with high quality cost efficient construction management, leasing and property management services as they develop and grow a national rental portfolio.”

As previously disclosed, the spin-offs will be treated as a taxable distribution to Altisource shareholders. The holders of Altisource common stock that received the distribution of Residential Shares and AAMC Shares in the spin-offs are urged to consult their tax advisors concerning the effect of any U.S. federal, state, local and federal tax laws on the distribution.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and debt financing; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission. Please also see the risk factors of Residential and AAMC, as they may be amended from time to time, set forth in their filings with the SEC, including their Registration Statements on Form 10 and subsequent reports on Forms 10-K, 10-Q and 8-K.

About Altisource

Altisource is a global provider of services focused on high-value, technology-enabled knowledge-based solutions principally related to real estate and mortgage portfolio management, asset recovery and customer relationship management. Additional information is available at www.altisource.com.

About Altisource Residential Corporation

Residential is engaged in the acquisition and ownership of single-family rental assets. Its primary sourcing strategy is to acquire these assets by purchasing sub-performing and non-performing mortgages as well as single-family homes at or following the foreclosure sale.  Additional information is available at www.altisourceresi.com

About Altisource Asset Management Corporation

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles that own real estate related assets. Its initial client is Residential, a real estate investment trust formed to acquire and own single family rental assets through the purchase of sub-performing and non-performing mortgages as well as single-family homes at or following the foreclosure sale. Additional information is available at www.altisourceamc.com